UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On December 22, 2023, Allen Hartman and the other members of the Hartman Group distributed the message below to the stockholders of Silver Star Properties REIT, Inc.:

Subject Line: Your Silver Star Investment: Message from Allen Hartman

Silver Star Shareholder,

You may have received information from Silver Star regarding a consent solicitation. We will be sending you a consent revocation statement. I strongly urge you to not vote in Silver Star’s consent solicitation, for the following reasons:

•	Silver Star’s rogue Board of Directors has ignored my demands for a liquidation mandated by the Company’s charter, and instead has named Haddock as the CEO of the Company and has awarded themselves Performance Units which we expect to have a potentially significant value.
•	Their plans to reposition Silver Star as a self-storage company with their very limited self-storage experience puts your money at risk and delays a return of your investment.
•	A vote for Silver Star’s consent solicitation would entrench the rogue directors as board members and could block you from having a choice at an annual meeting.
•	As the largest shareholder, I have suffered losses of value due to their mismanagement. The Company’s occupancy has declined precipitously since they fired me and took over.
•	After firing me, they hired two outside CEOs that have both turned over with no notice in the last year.
•	The Company’s independent auditor recently terminated their relationship with the Company.
•	They are willing to say anything, regardless of its truth.

Is this who you want to be managing your hard-earned money, or do you want it back? We will be sending our consent revocation statement. We urge you not to vote in Silver Star’s consent solicitation.

Please see the full story in the attached and linked press release (https://www.globenewswire.com/news-release/2023/12/14/2796631/0/en/Allen-Hartman-and-the-Hartman-Group-Largest-Stockholder-of-Silver-Star-Properties-Announces-Opposition-to-Company-s-Consent-Solicitation.html).

Should you have any questions, please contact our proxy solicitor at the below contact information. With your help, we will regain control of this company, and return your capital to you.

Yours Truly,

Allen R Hartman

Former CEO, Director, and Largest Shareholder of Silver Star Properties REIT, Inc.

Toll Free (877) 972-0090

info@investor-com.com

Additional Information

The persons identified on the cover page hereto (collectively, the “Hartman Group”) have filed a Preliminary Consent Revocation Statement (the “Preliminary Consent Revocation Statement”) together with a BLUE consent revocation card with the SEC in connection with the consent solicitation initiated by Silver Star Properties REIT, Inc. (the “Consent Solicitation”), and intends to file a Definitive Consent Revocation Statement (the “Definitive Consent Revocation Statement”) as soon as possible. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE DEFINITIVE CONSENT REVOCATION STATEMENT WHEN AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT THE HARTMAN GROUP FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Preliminary Consent Revocation Statement, the Definitive Consent Revocation Statement when available, and any amendments or supplements thereto and any other documents (including the BLUE consent revocation card) at the SEC’s website (http://www.sec.gov). PLEASE DO NOT MAKE ANY DECISION REGARDING SILVER STAR’S CONSENT SOLICITATION UNTIL YOU RECEIVE OUR MATERIALS.

Certain Information Regarding Participants

The respective members of the Hartman Group may be deemed to be participants in the solicitation of consent revocation cards from stockholders in connection with the Consent Solicitation. Additional information regarding the identity of these participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Preliminary Consent Revocation Statement and will be set forth in the Definitive Consent Revocation Statement and any other materials to be filed with the SEC in connection with the Consent Solicitation.